Exhibit 99.1

Safeguard Scientifics Announces THIRD Quarter 2019 Financial Results

AND DECLARES CASH DIVIDEND OF $1.00 PER SHARE

Board size to be reduced from six to four

Conference call and webcast today at 9:00 a.m. ET

Radnor, PA, November 7, 2019 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard” or the “Company”) today announced financial results. For the three months ended September 30, 2019, Safeguard’s net loss was $2.5 million, or $0.12 per share on a basic and fully diluted basis, as compared with net income of $32.1 million or $1.56 per share, for the same period in 2018. For the nine months ended September 30, 2019, Safeguard’s net income was $55.3 million, or $2.68 per share on a basic and fully diluted basis, as compared with a net income of $1.0 million or $0.05 per share for the same period in 2018.

On November 7, 2019, the Safeguard Board of Directors declared a special cash dividend of $1.00 per share, payable on December 30, 2019 to shareholders of record as of the close of business on December 23, 2019 (the “Record Date”). The ex-dividend date will be the trading day immediately prior to the Record Date.

“This dividend demonstrates our commitment to return value to our shareholders. And, we remain committed to continuing to reward our shareholders by maximizing the overall value of our partner company holdings and by returning that value to our shareholders as quickly and tax efficiently as possible,” said Brian J. Sisko, Safeguard’s President and CEO. “Since we announced our strategy, we have realized over $184 million in cash proceeds related to monetizations of our partner company interests. To date we have used those proceeds to continue to support our partner companies; to operate the business; and to retire all of our debt. We are now able to start returning value to our shareholders. At this time, our Board of Directors has determined that the most appropriate first step in this stage of the execution of our strategy is to issue a dividend. We anticipate the dividend to be characterized as a return of capital for Federal tax purposes. Whenever we have cash and cash equivalents on our balance sheet that exceeds what we believe is prudent to keep on hand to operate the business and continue to support our partner companies, our Board of Directors will authorize share repurchases and/or additional dividends. Currently, we believe $25 million is the appropriate amount to retain on our balance sheet.”

The Company also announced corporate governance changes. Effective immediately, Board of Director compensation will be paid solely with Safeguard equity. Also, the size of the Board will be reduced to four from six at the Company’s upcoming Annual Meeting.

Highlights

•	Safeguard continues the pursuit of exits from our various partner company positions and, in collaboration with Evercore, is pursuing strategies regarding the return of value to our shareholders.
•	At September 30, 2019, the Company’s balance of cash, cash equivalents, and restricted cash totaled $45.6 million.
•	During the quarter, the Company fully repaid its outstanding debt.
•	Safeguard continues to prudently manage follow-on deployments to its partner companies. Follow-on fundings totaled $3.8 million for the quarter and $14.5 million year to date.
•	General and administrative expenses continued to decrease, totaling $2.3 million for the quarter ended September 30, 2019 as compared to $3.5 million for the comparable prior year quarter, reflecting the Company’s reduced cost structure. Corporate expenses totaled $1.9 million for the quarter ended September 30, 2019.
•	Financings undertaken during the third quarter resulted in $4.3 million of observable price gains recorded in Other income and $1.0 million of unrealized dilution gains recorded in Equity income.
•	Equity income also included the receipt of $1.8 million of cash proceeds related to amounts previously withheld for contingencies from the proceeds of prior exit transactions.

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OUTLOOK

Mark A. Herndon, Safeguard’s Senior Vice President and Chief Financial Officer, went on to say, “We continue to be encouraged by the performance of our portfolio, and continue to be optimistic about the overall health of our partner companies. There were no impairments during the quarter. Excluding our digital media companies, Safeguard’s portfolio of partner companies is growing revenue more than 50% in aggregate. Corporate expenses for the year ended December 31, 2019 are forecasted to be at or below $8.0 million, including incremental accruals for the previously established transaction bonus plan, a substantial decline from 2018. Follow-on funding requirements for the full year are forecasted to be approximately the same as in 2018. We expect that follow-on funding requirements will decline significantly in 2020.”

U.S. FEDERAL TAX TREATMENT OF THE DIVIDEND

The Company currently believes that, for U.S. federal tax purposes, the cash dividend will be treated as a return of capital to shareholders to the extent of their tax basis in Safeguard’s common stock.

The ultimate tax treatment of the dividend will be based on Safeguard’s current and accumulated earnings and profits for Safeguard’s year ending December 31, 2019. The process of determining current and accumulated earnings and profits requires a final determination of Safeguard’s financial results for the year and a review of certain other factors. The final determination of the tax treatment of the dividend will be based in part on factors that are outside of the control of Safeguard, including possible transactions involving our remaining partner companies, and which cannot be ascertained at this time. Accordingly, the expected tax treatment of the dividend is based upon currently available information and is subject to change. Safeguard expects to update information on the taxation of the dividend following the completion of 2019.

The return of capital dividend as reported on Form 8937 will be available on Safeguard’s website. The Form 8937 will be updated following the determination of Safeguard’s financial results for the year ended December 31, 2019 and a review of certain other factors.

The information set forth above is provided only for general use, and does not constitute a complete description of all of the U.S. federal tax consequences of the receipt of the special cash dividend or the ownership and disposition of Safeguard’s common stock. Shareholders should consult their own tax advisors concerning such consequences.

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AGGREGATE PARTNER COMPANY REVENUE

Aggregate partner company revenue for Safeguard’s 15 remaining partner companies is projected to be between $355 million and $370 million for 2019, lower than previously forecasted. Aggregate revenue for the same partner companies was $330 million for 2018, which indicates revenue growth between 7% and 12% for the group. Excluding our digital media companies, the revenue of Safeguard’s portfolio of partner companies is growing at more than 50% in aggregate year-over-year.

PARTNER COMPANY HOLDINGS AT SEPTEMBER 30, 2019

Partner Company Revenue Stages
Initial Revenue Stage • Up to $1M in revenue	Expansion Stage • $1M to $5M in revenue	Traction Stage • $5M to $10M in revenue	High Traction Stage • $10M+ in revenue

Partner Companies	Stage	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)

Aktana, Inc.	High Traction	Healthcare	2016	17.9%	$ 4.7	$ 11.7
Clutch Holdings, Inc.	High Traction	Digital Media	2013	41.2%	6.0	16.6
Flashtalking	High Traction	Digital Media	2018	10.1%	11.0	19.2
InfoBionic, Inc.	Traction	Healthcare	2014	25.2%	-	22.0
Lumesis, Inc.	Traction	Financial Services	2012	43.6%	1.3	6.3
MediaMath, Inc.	High Traction	Digital Media	2009	13.4%	-	15.5
meQuilibrium	Traction	Healthcare	2015	32.7%	4.4	13.0
Moxe Health Corporation+	Expansion	Healthcare	2016	32.4%	3.4	5.8
Prognos Health, Inc.	High Traction	Healthcare	2011	28.7%	5.2	12.6
QuanticMind, Inc.	Traction	Digital Media	2015	24.2%	5.1	13.3
Sonobi, Inc.	Traction	Digital Media	2015	21.6%	8.0	13.4
Syapse, Inc.	High Traction	Healthcare	2014	20.1%	3.2	20.6
Trice Medical, Inc.	Expansion	Healthcare	2014	16.7%	2.4	10.2
WebLinc, Inc.	Traction	Digital Media	2014	38.5%	4.7	15.9
Zipnosis, Inc.	Expansion	Healthcare	2015	37.7%	3.4	10.0
				TOTAL:	$ 62.8	$206.1

+	Partner company progressed into higher revenue stage

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CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: Thursday, November 7, 2019

Time: 9:00 am ET

Webcast: www.safeguard.com/events

Live Number: 833-236-5756 // (International) 647-689-4184

Replay Number: 800-585-8367 // (International) 416-621-4642

Access Code: 7078285

Speakers: President and Chief Executive Officer, Brian J. Sisko; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of third quarter 2019 financial results followed by Q&A

Replay will be available through December 7, 2019 at 11:59 pm ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com.

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Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s intention to pay a special cash dividend, the amount and timing of the special cash dividend. Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for partner companies and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of partner companies, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for partner company interests, and the amount of net proceeds from the monetization of partner company interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our partner companies for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing partner companies, the fact that our partner companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, if any, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our partner companies, including the fact that most of our partner companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

John E. Shave III, IRC

Safeguard Investor Relations

(610) 975-4952

jshave@safeguard.com

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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2019	December 31, 2018
Assets
Cash, cash equivalents, restricted cash and marketable securities	$45,564	$46,158
Other current assets	2,764	2,669
Total current assets	48,328	48,827
Ownership interests in and advances to partner companies	79,645	95,585
Other assets	2,876	1,325
Total Assets	$130,849	$145,737

Liabilities and Equity
Other current liabilities	$3,708	$5,780
Credit facility - current	—	22,100
Credit facility repayment feature	—	5,060
Total current liabilities	3,708	32,940
Credit facility - non-current	—	43,014
Lease liability - non-current	2,476	—
Other long-term liabilities	1,728	2,804
Total equity	122,937	66,979
Total Liabilities and Equity	$130,849	$145,737

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Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses	$2,262	$3,516	$7,922	$14,253
Operating loss	(2,262)	(3,516)	(7,922)	(14,253)
Other income (loss), net	8,777	(1,078)	10,010	(4,965)
Interest, net	(5,572)	(2,592)	(12,153)	(7,240)
Equity income (loss), net	(3,440)	39,246	65,324	27,452
Net income (loss) before income taxes	(2,497)	32,060	55,259	994
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$(2,497)	$32,060	$55,259	$994
Net income (loss) per share:
Basic	$(0.12)	$1.56	$2.68	$0.05
Diluted	$(0.12)	$1.56	$2.68	$0.05
Weighted average shares used in computing income (loss) per share:
Basic	20,657	20,561	20,623	20,535
Diluted	20,657	20,561	20,623	20,535

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Safeguard Scientifics, Inc.

Partner Company Financial Data

(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 15 remaining partner companies as of September 30, 2019, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings. Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges. The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	September 30, 2019	Cost (including
	Carrying Value	transaction costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$51,759	$171,322
Other partner companies	10,956	34,703
Other holdings	16,930	23,942
	$79,645	$229,967

Corporate cost reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Corporate costs	$1,923	$2,205	$5,964	$7,960
Depreciation	—	51	808	207
Stock based compensation	248	243	934	853
Severance and retirement costs	91	1,017	216	3,816
Non-recurring items, principally professional fees	—	—	—	1,417
General and administrative costs	$2,262	$3,516	$7,922	$14,253

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate costs" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

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